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                                                                     Exhibit 4.3



                            INTEK INFORMATION, INC.

                            A Delaware Corporation



                         REGISTRATION RIGHTS AGREEMENT



                         Dated as of October 30, 1999



  Prepared by Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, Colorado, 80302

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of October 30, 1999, by and between INTEK INFORMATION INC., a Delaware corporation (the "Company") and the undersigned owners of certain capital stock of the Company.

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company entered into a Stock Purchase Agreement dated October 30, 1999 ("Purchase Agreement") with Acorn Information Services, Inc., a Delaware corporation ("Acorn"), and the owners of all of the outstanding capital stock of Acorn (the "Acorn Shareholders") pursuant to which the Company has agreed to issue certain shares of the Company's common stock, $.0001 par value per share, (the "Common Stock"), to the Acorn Shareholders upon the achievement by Acorn of certain performance targets set forth in the Purchase Agreement;

     WHEREAS, pursuant to the Purchase Agreement, the Company agreed to issue certain shares of Common Stock to Prospero LLC., a Connecticut limited liability company, ("Prospero") on behalf of Acorn in consideration for certain services performed for Acorn in connection with the transactions contemplated by the Purchase Agreement;

     WHEREAS, upon receipt of the Common Stock under the Purchase Agreement, the Company, the Acorn Shareholders and certain other holders of capital stock of the Company are entering into an Amended and Restated Shareholders' and Voting Agreement (the "Shareholders' Agreement"); and

     WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1 As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Acorn Holder" or "Acorn Holders" means the Acorn shareholders who own
      ------------      -------------
Registrable Securities and who are signatories to this Agreement.

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     "Affiliate" means (i) with respect to any Person, any other Person directly
      ---------
or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) with respect to any natural Person, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof, (iii) the estate of a Shareholder or Affiliate, (iv) any trust created for the benefit of an Acorn Shareholder or by an Acorn Shareholder for an Affiliate of such Acorn
Shareholder specified in clause (ii), and (v) with respect to any Person, any general partner or limited partner of such Person.

     "Common Stock" means the Common Stock, $.0001 par value per share, of the
      ------------
Company and any equity securities of the Company issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, stock combination, stock dividend payable in stock of the Company, merger, consolidation or other reorganization.

     "Contingent Earn-Out Consideration" means the consideration payable to the
      ---------------------------------
Acorn Shareholders in cash and Intek Common Stock under Section 2.2 of the Purchase Agreement contingent upon Acorn achieving certain performance targets, and subject to Section 2.4 and Section 5.18 of the Purchase Agreement. The stock portion of such Contingent Earn-Out Consideration shall be referred to herein as the "Stock Earn-Out Consideration".
               ----------------------------

     "Holder" or "Holders" means any party who is a signatory to this Agreement
      ------      -------
and any party who shall hereafter acquire and hold Registrable Securities.

     "IPO" means the initial underwritten offering of the Common Stock pursuant
      ---
to an effective registration statement under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                       ------------

     "Other Registrable Securities" mean those securities defined in each of the
      ----------------------------
Other Registration Rights Agreements as "Registrable Securities."

     "Other Registration Rights Agreements" mean (i) that certain Registration
      ------------------------------------
Rights Agreement made as of February 3, 1997, by and between the Company and The Beacon Group III - Focus Value Fund, L.P., as amended by (a) that certain Amendment No. 1 to Registration Rights Agreement made as of December 22, 1997,
(b) that certain Amendment No. 2 to Registration Rights Agreement made as of May 7, 1998, (c) that certain Amendment No. 3 to Registration Rights Agreement made as of April 16, 1999, and (d) that certain Amendment No. 4 to Registration Rights Agreement made as of the date hereof; (ii) that certain Amended and Restated Registration Rights Agreement made as of February 3, 1997, by and among the Company, Resource BancShares Corporation and Timothy C. O'Crowley, as amended by (a) that certain Amendment No. 1 to Amended and Restated Registration Rights Agreement made as of May 7, 1998, (b) that certain Amendment No. 2 to Amended and Restated Registration Rights

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Agreement made as of April 16, 1999; and (c) that certain Amendment No. 3 to the
Amended and Restated Registration Rights Agreement made as of the date hereof;
(iii) that certain Registration Rights Agreement made as of February 3, 1997, by and among the Company, Frank Richards, Tyce Fields, Bain & Company, Inc., Squam Lake Investors II, L.P. and certain other persons named therein, as amended by
(a) that certain Amendment No. 1 to Registration Rights Agreement made as of May 7, 1998, (b) that certain Amendment No. 2 to Registration Rights Agreement made as of April 16, 1999, and (c) that certain Amendment No. 3 to Registration
Rights Agreement made as of the date hereof; (iv) that certain Registration Rights Agreement made as of May 7, 1998, by and between the Company and Conning Insurance Capital Limited Partnership V, as amended by (a) that certain
Amendment No. 1 to Registration Rights Agreement made as of April 16, 1999, and
(b) that certain Amendment No. 2 to Registration Rights made as of the date hereof; and (v) that certain Registration Rights Agreement made as of April 16, 1999 by and among the Company and U.S. Information Technology Financing, L.P., Encompass Group, Inc., Trans Cosmos USA, Inc. and certain other parties thereto, as amended by that certain Amendment No. 1 to Registration Rights Agreement made as of the date hereof.

     "Person" means any individual, corporation, limited liability company,
      ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Registrable Securities" means any (i) Common Stock issued or issuable to
      ----------------------
the Acorn Shareholders and to Prospero under the Purchase Agreement, and (ii) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clause (i) above by way of any stock split, stock dividend payable in the capital stock of the Company, recapitalization or combination of shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act.

     "Requisite Percentage of Outstanding Holders" means the Acorn Holders of
      -------------------------------------------
Registrable Securities who hold individually or in the aggregate at least 50% of the total Registrable Securities then outstanding.

     "Requisite Percentage of Participating Holders" means the Acorn Holders of
      ---------------------------------------------
Registrable Securities participating in a registration hereunder who hold individually or in the aggregate at least 50% of the total Registrable Securities held by all Acorn Holders participating in the registration.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------


                                  ARTICLE II
                              REGISTRATION RIGHTS

     2.1    Demand Registration.
            -------------------

            2.1.1.  Request for Registration.  Subject to Section 2.1.4, after
                    ------------------------
payment of the Stock Earn-Out Consideration under the Purchase Agreement, at any time and from time to time starting after twelve months after an IPO, one or more Acorn Holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Acorn Holder(s) and the intended method of distribution thereof. All such requests pursuant to this Section 2.1.1 are referred to herein as "Demand Registration Requests," and the registrations so
                       ----------------------------
requested are referred to herein as "Demand Registrations" (with respect to any
                                     --------------------
Demand Registration, the Acorn Holder(s) making such demand for registration being referred to as the "Initiating Holder"). As promptly as practicable, but
                          -----------------
no later than 15 days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand
                                        ----------------------
Registration Request to all Acorn Holders of record of Registrable Securities.

            2.1.2.  Registration of Other Securities.  The Company shall include
                    --------------------------------
in a Demand Registration (i) the Registrable Securities of the Initiating Holder and (ii) the Registrable Securities of any other Acorn Holder that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder(s)) within 30 days after the receipt of the Demand Exercise Notice; provided, however, that the Company shall not be
                               --------  -------
obligated to cause a Demand Registration to become effective for greater than twenty five percent (25%) of the total number of shares of Registrable Securities held by all of the Acorn Holders as of the date of a Demand Registration Request, and if the number of shares of Registrable Securities for which a Demand Registration Request was made exceeds such amount, the number of shares of Registrable Securities each participating Acorn Holder will be entitled to register shall be based on his or her pro rata ownership of Registrable Securities.

            2.1.3.  Registration.  The Company shall, as expeditiously as
                    ------------
possible following a Demand Registration Request, use its best efforts to (i) effect such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register,

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for distribution in accordance with such intended method of distribution, and
(ii) if requested by the Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

            2.1.4.  Limitations on Requested Registrations.  The rights of Acorn
                    --------------------------------------
Holders of Registrable Securities to request Demand Registrations pursuant to
Section 2.1.1 are subject to the following limitations:

                    2.1.4.1 the Company shall not be obligated to cause a Demand Registration to become effective for greater than the twenty five percent (25%) of the total number of shares of Registrable Securities held by all of the Acorn Holders;

                    2.1.4.2 the Company shall have the sole discretion pursuant to Section 2.2.4 of the Purchase Agreement to provide in lieu of a Demand Registration hereunder (i) a loan with a term of three (3) years, bearing fixed simple interest at the prime rate reported on the date of the loan in the "Money Rates" section of the Wall Street Journal (or if such rate is
                                      -------------------
     not published, a comparable rate of Citibank, N.A. ("Prime Rate") amortized in equal monthly payments in an amount equal to up to twenty-five percent (25%) of the fair market value of Registrable Securities held by the requesting Acorn Holders as of the date of such loan and secured by such 25% of the Registrable Securities held by the requesting Acorn Holders; or
     (ii) an offer to repurchase twenty-five percent (25%) of the Registrable Securities held by the requesting Acorn Holders at fair market value as of such date.

                    2.1.4.3 the Company shall not be obligated to cause a Demand Registration to become effective within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form that is then in effect),

                    2.1.4.4 (except as set forth below) in no event shall the Company be required to effect, in the aggregate, without regard to the Acorn Holder of Registrable Securities making such request, more than one Demand Registration (it being agreed that any Demand Registration that does not become effective shall not count toward the foregoing limitation unless at the request of the Requisite Percentage of Participating Holders, such Demand Registration has been withdrawn after the relevant registration statement has been filed but prior to it becoming effective); and

                    2.1.4.5 the Company shall not be obligated to effect a Demand Registration having an aggregate anticipated offering price of less than $150,000 unless such offering shall cover all remaining Registrable Securities. Notwithstanding any other provision of this Section 2.1.4.5, any Acorn Holder participating in a Demand

     Registration who is unable to register all of the Registrable Securities that such Acorn Holder sought to register because of the "cutback" provision set forth in Section 2.1.5 shall be entitled to an additional Demand Registration solely with respect to such Acorn Holder's shares of Registrable Securities not registered because of the proviso in Section 2.1.5, and such additional Demand Registration shall not count toward the one Demand Registration contemplated in Section 2.1.4.4.

                    2.1.4.6 the Company shall not be obligated to effect a Demand Registration requested later than three (3) months prior to the date on which the Acorn Holders must pay tax for the receipt of the Registrable Securities.

            2.1.5   Underwriter Cutbacks.  If the managing underwriter of any
                    --------------------
underwritten offering shall advise the Acorn Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, then the Acorn Holders representing the Requisite Percentage of Participating Holders shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If the managing underwriter of any underwritten offering shall advise the Company in writing that, in its opinion, the number of securities requested to be included in a Demand Registration exceeds the number that can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Acorn Holders requesting such registration in accordance with the number of Registrable Securities held by each such Acorn Holder; provided, however, that if, pursuant
                                           --------  -------
to any of the Other Registration Rights Agreements, the parties holding Other Registrable Securities exercise "piggy-back" rights in connection with a Demand Registration that is governed by the general provisions of this sentence, then the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, first all Registrable
                                                        -----
Securities requested to be so included and after all such Registrable Securities are so included, second, Other Registrable Securities requested to be included
                 ------
in such registration, pro rata among the Acorn Holders and the holders of such Other Registrable Securities participating in such offering in accordance with
(i) with respect to Acorn Holders, the number of Registrable Securities held by such Acorn Holder and (ii) with respect to holders of Other Registrable Securities, the number of shares of Other Registrable Securities held by and, if applicable, issuable upon conversion of any other securities of the Company convertible into, exchangeable for or exercisable for Common Stock to each such holder.

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            2.1.6   Selection of Underwriters.  The managing underwriter or
                    -------------------------
underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company.

            2.1.7   Postponement; Suspension.  The Company shall be entitled to
                    ------------------------
postpone or suspend for a reasonable period of time (but not to exceed, in the aggregate, 90 days in any 365 day period) the filing or effectiveness of any registration statement required to be prepared and filed by it pursuant to this
Section 2.1 if, (i) the postponement or suspension is necessary due to circumstances that would require disclosure that would materially and adversely affect a material acquisition, divestiture or financial transaction of the Company or (ii) such postponement or suspension is necessary to prepare financial statements of an acquired company required to be included in such registration statement pursuant to the requirements of Regulation S-X of the SEC. The Company shall give the participating Acorn Holders prompt written notice of its determination to postpone or suspend the filing of any registration statement, and an approximation of the anticipated delay. If the Company shall so postpone or suspend the filing of a registration statement, the participating Acorn Holders representing the Requisite Percentage of Participating Holders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement or suspension (as the case may be) and, in the event of such withdrawal, such request shall not be counted toward the number of Requested Registrations (including for purposes of Section 2.1.4).

            2.1.8   Taxes.  If the proceeds to be received by an Acorn Holder
                    -----
participating in a Demand Registration hereunder would not exceed such Acorn Holder's tax liability arising out of the receipt of his or her shares of Registrable Securities under a registration statement filed pursuant to such Demand Registration, the participating Acorn Holder shall notify the Company of the amount of such tax obligation and the difference between the Acorn Holder's tax obligation and the proceeds received by the Acorn Holder from the sale of his or her shares of Registrable Securities under such registration statement (the "Tax Shortfall"). Upon receipt of such notice, the Company shall offer to
      -------------
include in such Demand Registration up to an additional twenty five percent (25%) of the total number of shares of Registrable Securities held by the participating Acorn Holders, but in no event a greater number of shares of Registrable Securities as having a fair market value greater than the amount of the Tax Shortfall.

     2.2    Piggyback Registrations.
            -----------------------

            2.2.1   Piggyback Registrations. If, at any time, the Company
                    -----------------------
proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to Prospero. Upon the written request of Prospero, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Prospero and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, of which Prospero has so requested the registration, to be registered under the Securities Act (with the securities that the Company at the time it proposes to register) to permit the sale or other disposition by Prospero (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence that the Company is obligated to effect. No registration effected under this Section 2.2.1 shall relieve the Company of its obligations to effect Demand Registrations hereunder.

            2.2.2   Abandonment or Delay.  If, at any time after giving written
                    --------------------
notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to Prospero and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities of Prospero in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

            2.2.3   Right to Withdraw. Prospero shall have the right to withdraw
                    -----------------
its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be
                            --------  -------
made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, Prospero shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

            2.2.4   Cutbacks.  If the managing underwriter of any underwritten
                    --------
offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this
Section 2.2 would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company
                                   -----
to be sold for its own account and, second, the Registrable Securities and all
                                    ------
other securities of the Company to be included in such registration to the extent of the number and type, if any, that the Company is so advised can be sold in (or during the time of) such offering, first, pro rata among Prospero
                                               -----
and the holders of Other Registrable Securities under any of the Other Registration Rights Agreements participating in such offering in accordance with
(i) with
respect to Prospero, the number of shares of Registrable Securities held by Prospero, and (ii) with respect to holders of Other Registrable Securities, the number of Other Registrable Securities held by, and if applicable, issuable upon conversion of securities convertible into, exchangeable or exercisable for, shares of Common Stock, to each such holder, and second, pro rata among the
                                                 ------
holders of any other securities of the Company with respect to which the holders thereof are entitled to and desire "piggy-back" or similar registration rights; provided, however, that if such registration is effected by the Holders pursuant
--------  -------
to Section 2.1 herein, Section 2.1.5 shall govern the determination of Registrable Securities and Other Registrable Securities to be included in such registration.

     2.3    Registration Procedures.  If and whenever the Company is required by
            -----------------------
the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

            2.3.1 prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement
                  --------
or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to counsel for the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

            2.3.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 90 days) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

            2.3.3 furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

            2.3.4 use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things that may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Section, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            2.3.5 promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any:
(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware that results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by ARTICLE III below cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

            2.3.6 comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            2.3.7 enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            2.3.8 use its best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of the registration statement;

            2.3.9 furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            2.3.10 cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

            2.3.11 take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.3 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

          Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (iii), (iv) or (v) of Section 2.3.5, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section
2.3.5 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in Section 2.3.2 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 2.3.5.

          If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     2.4  Registration Expenses.
          ---------------------

          2.4.1 "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration, listing and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company,
(vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (viii) fees and expenses payable to a Qualified Independent Underwriter (as defined in NASD Conduct Rule 2720(b)(15)), (ix) fees and expenses payable to the underwriters referred to in Section 2.3.6 and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, "Expenses").
                --------

          2.4.2 The Company shall pay all Expenses with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 2.3.2 and with respect to up to one registration effected under Section 2.2. Notwithstanding the foregoing, if, with respect to a Demand Registration, at the request of the Requisite Percentage of Participating Holders such registration has been withdrawn after the relevant registration statement has been filed but prior to its becoming effective, then the Company, on the one hand, and the Holders participating in such registration, on the other hand, shall each bear one-half of the Expenses incurred by the Company in connection with such registration, and any Expenses to be borne hereunder by such Holders shall be borne by them pro rata in accordance with the number of shares of Registrable Securities that, with respect to each such Holder, were included in such registration.

          2.4.3  Notwithstanding the foregoing, (i) the provisions of this
Section 2.4 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of
                                     --------
discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (iii) the Company shall, in the case of all registrations under this ARTICLE 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

     2.5  Certain Limitations on Registration Rights.
          ------------------------------------------

          2.5.1 In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

          2.5.2 No Holder shall have any right to demand or participate in a registration under this ARTICLE 2 if such Holder may sell twenty five percent (25%) or more its Registrable Securities in a five (5) month period (such period commencing on the date of the notice under Section 2.1.1 or 2.2.1, as the case may be) under Rule 144 under the Securities Act.

     2.6  Limitations on Sale or Distribution of Other Securities.
          -------------------------------------------------------

          2.6.1 To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, each Holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Registrable Securities (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form that is then in effect) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree). Each managing underwriter shall be entitled to rely on the agreements of each Holder of Registrable Securities set forth in this
Section 2.6.1 and shall be a third party beneficiary of the provisions of this
Section 2.6.1.

          2.6.2 The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of a private sale pursuant to a transaction for which Form S-4 would be used if such sale were registered, an underwritten public offering pursuant to such request for registration pursuant to Section 2.2, a registration on Form S-4 or Form S-8 or any successor or similar form that is then in effect, upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent or in connection with the issuance or exercise of options pursuant to a stock option plan or pursuant to an employee stock purchase plan), for a period of at least 40 days commencing on the date 10 days prior to the effective date of such previous registration, and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

     2.7  No Required Sale. Nothing in this Agreement shall be deemed to create
          ----------------
an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     2.8  Indemnification.
          ---------------

          2.8.1 In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, Affiliates, employees, stockholders, members and partners (and the directors, officers, Affiliates, employees, stockholders, members and partners thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, member or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts
  ------
paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such indemnified
--------  -------
party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

          2.8.2 Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or Section 2.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 2.1 or Section 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.8.1) to the fullest extent permitted by law, on an after-tax basis, the Company, its officers, directors, Affiliates, employees and stockholders, members and partners (and the directors, officers, Affiliates, employees, stockholders, members and partners thereof), each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, in each case, to the extent (and only to the extent) that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder (or underwriter or Qualified Independent Underwriter, if any), specifically for use therein and Holder shall reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount that any
                       --------  -------
such Holder shall be required to pay pursuant to this Section 2.8.2 and Sections
2.8.3 and 2.8.5 shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

          2.8.3  Indemnification similar to that specified in Sections 2.8.1 and
2.8.2 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          2.8.4 Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this ARTICLE 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
                                                      --------  -------
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction), and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          2.8.5 If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.8.1, 2.8.2 or 2.8.3, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8.5 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8.5. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 2.8.5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 2.8.5 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8.2 and 2.8.3.

          2.8.6 The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          2.8.7  The indemnification and contribution required by this Section
2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                  ARTICLE III
                            UNDERWRITTEN OFFERINGS

     3.1  Requested Underwritten Offerings. If requested by the underwriters
          --------------------------------
for any underwritten offering by the Acorn Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally included in the standard underwriting agreement of such underwriters, including, without limitation, indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and shall make such representations and warranties by the participating Holders as are customary in agreements of that type.

     3.2  Piggyback Underwritten Offerings. In the case of a registration
          --------------------------------
pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders of Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

                                  ARTICLE IV
                                    GENERAL

     4.1  Rule 144. If the Company shall have filed a registration statement
          --------
pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     4.2  Amendments and Waivers. This Agreement may be amended, modified,
          ----------------------
supplemented or waived only upon the written agreement of the Company and the holders of not less than a majority of the shares of Registrable Securities; provided, however, that the addition of new parties to this Agreement in
--------  -------
accordance with the provisions of the Purchase Agreement shall not be deemed an amendment hereof and shall not require the consent of any party hereto.

     4.3  Notices. Except as otherwise provided in this Agreement, all notices,
          -------
requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be ) or such other address as may hereafter be designated in writing by such party to the other parties:

          (i)    if to the Company, to:

                 Intek Information Inc.
                 5619 DTC Parkway, 12/th/ Floor
                 Englewood, CO  80111
                 Telephone: (303) 357-3000
                 Telecopy: (303) 323-4213
                 Attention: Chief Executive Officer


                 with a copy to:

                 Chrisman, Bynum & Johnson, P.C.
                 1900 Fifteenth Street
                 Boulder, Colorado  80302
                 Telephone: (303) 546-1300
                 Telecopy: (303) 449-5426
                 Attention: G. James Williams, Jr.

          (ii) if to an Acorn Shareholder, at the address set forth in the signature pages hereto:

                 with a copy to:

                 Wiggin & Dana
                 3 Stamford Plaza
                 P.O. Box 110325
                 Stamford, CT 06911-0325
                 Telephone: (203) 363-7600
                 Telecopy: (203) 363-7676
                 Attention: William A. Perrone

          (iii)  if to Prospero:

                 Prospero LLC
                 265 Post Road West
                 Westport, CT 06880
                 Telephone: (203) 454-5616
                 Telecopy: (203) 459-8157
                 Attention: Dan Donovan

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.4  No Inconsistent Agreements. Without the prior written consent of
          --------------------------
holders of a majority of the Common Stock, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Acorn Shareholders will not unreasonably withhold their consent to any waiver of a term hereof or an amendment hereto. No consent of the Acorn Shareholders or Prospero LLC to an amendment hereto will be required if the same amendment is made in respect of securities subject to Other Registration Rights Agreements.

     4.5  Miscellaneous.
          -------------

          4.5.1 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein.

          4.5.2 This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          4.5.3 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado without giving effect to the conflicts of law principles thereof.

          4.5.4 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

          4.5.5 This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          4.5.6 Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          4.5.7 The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek injunctive relief, including specific performance, to enforce such obligations without the posting of any bond.

          4.5.8 Each party hereto shall take all such action necessary to cause each certificate of the Company's securities to bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, BY AND AMONG INTEK INFORMATION, INC. AND CERTAIN OTHER PARTIES DATED OCTOBER 30, 1999, COPIES OF WHICH ARE AVAILABLE AT THE OFFICES OF INTEK INFORMATION, INC.

          4.5.9 Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

                                    INTEK INFORMATION, INC.


                                    By: /S/ TIMOTHY C. O'CROWLEY
                                        -----------------------------------
                                        Timothy C. O'Crowley,
                                        Chief Executive Officer and President

THE ACORN SHAREHOLDERS

/S/ VENKAT SHARMA                   /S/ SHOBA MURALI
-------------------------------     ---------------------------------------
Venkat Sharma                       Shoba Murali

Address:                            Address:
_______________________________     _______________________________________
_______________________________     _______________________________________
_______________________________     _______________________________________

Telephone: ____________________     Telephone: ____________________________
Facsimile: ____________________     Facsimile: ____________________________

/S/ RAJA RAMANRAYAN                 /S/ SUNIL GUPTA
-------------------------------     ---------------------------------------
Raja Ramanrayan                     Sunil Gupta
Address:                            Address:
_______________________________     _______________________________________
_______________________________     _______________________________________
_______________________________     _______________________________________

Telephone: ____________________     Telephone: ____________________________
Facsimile: ____________________     Facsimile: ____________________________

/S/ RICHARD WAYNE                   PROSPERO LLC.
-------------------------------
Richard Wayne                       By: /S/ DANIEL DONAVAN
                                        -----------------------------------
Address:                                Daniel Donovan, Managing Member
_______________________________
_______________________________
_______________________________
Telephone: ____________________
Facsimile: ____________________

     The undersigned hereby consent to the terms of this Registration Rights Agreement with the shareholders of Acorn Information Services, Inc. as holders of capital stock of Intek Information, Inc.

CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V
By:  Conning Investment Partners V, LLC, its General Partner
By:  Conning & Company, its Member/Manager

By: /S/ GREGORY L. BATTON
    ------------------------
Name:_______________________
Title:______________________

THE BEACON GROUP III - FOCUS VALUE FUND, L.P.
By:  Focus Value Acorn Shareholders, L.L.C., its General Partner
By:  Focus Value GP, Inc., its Managing Member

By: /S/ ERIC WILKINSON
    ------------------------
Name:_______________________
Title:______________________

TIMOTHY C. O'CROWLEY

By: /S/ TIMOTHY C. O'CROWLEY
    ------------------------

RESOURCE BANCSHARES CORPORATION

By: /S/ D.W. JOHNSON
    ------------------------
Name:_______________________
Title:______________________

U.S. INFORMATION TECHNOLOGY FINANCING, L.P.

By: /S/ SHOZO OKUKDA
    ------------------------
Name:_______________________
Title:______________________

ENCOMPASS GROUP, INC.

By: /S/ YASUKI MATSUMOTO
    ------------------------
Name:_______________________
Title:______________________

TRANS COSMOS USA, INC.

By: /S/ YASUKI MATSUMOTO
    ------------------------
Name:_______________________
Title:______________________